Exhibit 10.1 – SPA-EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 1, 2022, by and among Fennec Pharmaceuticals Inc., a British Columbia corporation (the “Company”), each investor identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), and Petrichor Opportunities Fund I LP, as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

A.The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

B.Each First Closing Investor, severally and not jointly, wishes to purchase, and the Company wishes to issue to each First Closing Investor, upon the terms and conditions stated in this Agreement, at the First Closing, one or more secured convertible notes of the Company in the form attached hereto as Exhibit A-1 (collectively, the “First Closing Notes” and each, individually, a “First Closing Note”) in the aggregate principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors, which First Closing Notes shall be convertible on the terms stated therein into common shares, no par value, of the Company (the “Common Shares”) (the shares of Common Shares issuable pursuant to the terms of the First Closing Notes and, to the extent issued and sold hereunder at any Initial Second Closing, Delayed Second Closing, Third Closing or Fourth Closing, any Second Closing Notes, Third Closing Notes and Fourth Closing Notes issued hereunder, including, without limitation, upon conversion or otherwise, collectively, the “Note Shares”).

C.In the event that the Second Closing Trigger Event occurs, the Company and each Second Closing Investor agrees that, on the terms set forth herein, the Company shall, at the Initial Second Closing (and, if applicable, any Delayed Second Closing), issue and sell to each Approving Second Closing Investor additional secured convertible notes of the Company in the form attached hereto as Exhibit A-2 (collectively, the “Second Closing Notes” and each, individually, a “Second Closing Note”) in the aggregate principal amount set forth across from such Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors.

D.In the event that the Company and such Third Closing Investor agrees on such future issuance, on the terms set forth herein, the Company may, at the Third Closing, issue and sell to the each Third Closing Investor additional secured convertible notes of the Company in the form attached hereto as Exhibit A-3 (collectively, the “Third Closing Notes” and each, individually, a “Third Closing Note”) in the aggregate principal amount not in excess of the amount set forth across from such Third Closing Investor’s name under the heading “Principal Amount of Third Closing Note” on the Schedule of Investors.

E.In the event that the Company and such Fourth Closing Investor agrees on such future issuance, on the terms set forth herein, the Company may, at the Fourth Closing, issue and sell to the each Fourth Closing Investor additional secured convertible notes of the Company in the form attached hereto as Exhibit A-4 (collectively, the “Fourth Closing Notes” and each, individually, a “Fourth Closing Note”; the First Closing Notes, together with any Second Closing Notes, Third Closing Notes and Fourth Closing Notes issued hereunder, collectively, the “Notes” and each, individually, a “Note”) in the aggregate principal amount not in excess of the amount set forth across from such Fourth Closing Investor’s name under the heading “Principal Amount of Fourth Closing Note” on the Schedule of Investors.

F.The First Closing Notes, any Second Closing Notes, any Third Closing Notes, any Fourth Closing Notes, the Note Shares, the Commitment Fee Warrants, and the Commitment Fee Warrant Shares are collectively referred to herein as the “Securities.”

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NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors, intending to be legally bound hereby, agree as follows:

Article I
DEFINITIONS
1.1Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“8-K Filing” has the meaning set forth in Section 4.3.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Proposal” has the meaning set forth in Section 4.12.

“Applicable Closing Date” means (i) with respect to the First Closing, the First Closing Date, (ii) with respect to the Initial Second Closing, the Initial Second Closing Date, (iii) to the extent applicable, with respect to any Delayed Second Closing, the Delayed Second Closing Date, (iv) with respect to the Third Closing, the Third Closing Date, and (iv) with respect to the Fourth Closing, the Fourth Closing Date.

“Applicable Date” means the earlier of (x) the first date on which the resale by the Investors of all the Registrable Securities required to be filed on the initial Registration Statement in respect of a particular Closing is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Investors pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

“Applicable Fourth Closing Notes” has the meaning set forth in Section 2.1(d)(iii).

“Applicable Third Closing Notes” has the meaning set forth in Section 2.1(c)(iii).

“Approving Second Closing Investor” has the meaning set forth in Section 2.1(b)(i).

“BHCA” has the meaning set forth in Section 3.1(jj).

“Board” means the board of directors of the Company.

“Board Observer Agreement” has the meaning set forth in Section 2.2(a)(iv).

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Claims” has the meaning set forth in Section 6.1(a).

“Closing” means each of the First Closing, Initial Second Closing, Delayed Second Closing (if applicable), Third Closing and Fourth Closing, as applicable.

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“Collateral” means all property (whether real or personal and whether tangible or intangible) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including Collateral as defined in the Security Agreement.

“Collateral Agent” has the meaning set forth in the Preamble.

“Commitment Fee Warrants” means, collectively, any First Commitment Fee Warrants and Second Commitment Fee Warrants issued or issuable pursuant to Section 4.10.

“Commitment Fee Warrant Shares” means, collectively, any First Commitment Fee Warrant Shares and Second Commitment Fee Warrant Shares.

“Common Shares” has the meaning set forth in the Recitals.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means, collectively, Rutan & Tucker, LLP and LaBarge Weinstein LLP.

“Current Public Information Failure” has the meaning set forth in Section 4.7(b).

“Delayed Second Closing” means, solely in the event that a Delayed Second Closing Event has occurred, the closing of the purchase and sale of Second Closing Notes on the Delayed Second Closing Date pursuant to Section 2.1(b).

“Delayed Second Closing Date” means, solely in the event that a Delayed Second Closing Event has occurred, and subject to the satisfaction of the conditions set forth in Section 5.3 on or prior to such date, the date that is five (5) Business Days following the Company’s delivery to the Second Closing Investors of the Delayed Second Closing Notice pursuant to Section 2.1(b)(iv).

“Delayed Second Closing Event” has the meaning set forth in Section 2.1(b)(iv).

“Delayed Second Closing Notice” has the meaning set forth in Section 2.1(b)(iv).

“Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 4.7(a) with respect to the Note Shares issuable upon conversion of the Notes issued at a particular Closing, the 150th calendar day after the Applicable Closing Date in respect of such Closing (or, if subject to a review by the SEC, the 180th calendar day after the Applicable Closing Date in respect of such Closing) and (ii) with respect to any additional Registration Statements (other than the Registration Statements referred to in clause (i) above) that may be required to be filed by the Company pursuant to this Agreement, the 150th calendar day following the date on which the Company was required to file such additional Registration Statement (or, if subject to a review by the SEC, the 180th calendar day following the date on which the Company was required to file such additional Registration Statement).

“Effectiveness Failure” has the meaning set forth in Section 4.7(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exercising Fourth Closing Investor” has the meaning set forth in Section 2.1(d)(iii).

“Exercising Third Closing Investor” has the meaning set forth in Section 2.1(c)(iii).

“Existing Credit Agreement” means that certain Loan and Security Agreement, dated as of February 1, 2019, between Fennec Pharmaceuticals, Inc. and Western Alliance Bank, as amended, restated, supplemented or otherwise modified, together with all “Loan Documents” (as defined therein) and any other agreements or instrument entered into in connection therewith.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries arising under or in connection with the Existing Credit Agreement (or any other “Loan Document” (as defined therein)).

“FDA Approval” means approval by the U.S. Food and Drug Administration of the Company’s new drug application for PEDMARK for commercialization in the United States.

“FDA Approval Notice” has the meaning set forth in Section 2.1(b)(i).

“Federal Reserve” has the meaning set forth in Section 3.1(jj).

“Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 4.7(a) with respect to the Note Shares issuable upon conversion of the Notes issued at a particular Closing, the 105th calendar day after the Applicable Closing Date in respect of such Closing and (ii) with respect to any additional Registration Statements (other than the Registration Statements referred to in clause (i) above) that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

“Filing Failure” has the meaning set forth in Section 4.7(b).

“FINRA” has the meaning set forth in Section 3.2(c).

“First Closing” means the closing of the purchase and sale of the First Closing Notes pursuant to Section 2.1(a).

“First Closing Date” means the first (1st) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 2.1(a) and 5.1 (other than those to be satisfied at the First Closing) shall have been satisfied or waived.

“First Closing Investor” means each Investor set forth under the heading “First Closing Investors” on the Schedule of Investors.

“First Closing Notes” has the meaning set forth in the Recitals.

“First Commitment Fee Warrant Shares” means (i) all Common Shares of the Company issued or issuable pursuant to, and upon the exercise of, any First Commitment Fee Warrant, and (ii) any securities issued or issuable pursuant to the First Commitment Fee Warrant with respect to the Common Shares referred to in the foregoing clause by way of an equity dividend or equity split or in connection with a combination or subdivision of Common Shares, reclassification, merger, consolidation or other reorganization of the Company.

“First Commitment Fee Warrants” has the meaning set forth in Section 4.10(a).

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“Fourth Closing” means the closing of the purchase and sale of the Fourth Closing Notes pursuant to Section 2.1(d).

“Fourth Closing Date” has the meaning set forth in Section 2.1(d)(iii).

“Fourth Closing Deadline” means December 31, 2023.

“Fourth Closing Election Notice” has the meaning set forth in Section 2.1(d)(iii).

“Fourth Closing Investor” means each Investor set forth under the heading “Fourth Closing Investors” on the Schedule of Investors.

“Fourth Closing Notes” has the meaning set forth in the Recitals.

“Fourth Closing Request” has the meaning set forth in Section 2.1(d)(ii).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Guaranty Agreement” has the meaning set forth in Section 2.2(a)(ii).

“Indebtedness” means, with respect to any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes (including the First Closing Notes, the Second Closing Notes, the Third Closing Notes and the Fourth Closing Notes), bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement, which are required under generally accepted accounting principles to be presented as liabilities, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness.

“Indemnified Damages” has the meaning set forth in Section 6.1(a).

“Indemnified Party” has the meaning set forth in Section 6.1(a).

“Indemnified Person” has the meaning set forth in Section 6.1(a).

“Initial Second Closing” means the closing of the purchase and sale of Second Closing Notes on the Initial Second Closing Date pursuant to Section 2.1(b).

“Initial Second Closing Date” means, solely in the event that the Second Closing Trigger Event shall have occurred, and subject to the satisfaction of the conditions set forth in Section 5.2 on or prior to

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such date, the date that is five (5) Business Days following the Company’s delivery to the Second Closing Investors of the FDA Approval Notice pursuant to Section 2.1(b)(i).

“Investor” has the meaning set forth in the Preamble.

“Investor Label Approval Notice” has the meaning set forth in Section 2.1(b)(i).

“Label Side Letter” means that certain letter agreement, dated as of the date hereof, among the Company and the Second Closing Investors, which letter agreement specifically sets forth that such letter agreement is the “Label Side Letter” hereunder.

“Legend Removal Date” has the meaning set forth in Section 4.1(d).

“Lien” means any lien, security interest, pledge, encumbrance, right of first refusal, preemptive right or other restriction.

“Maintenance Failure” has the meaning set forth in Section 4.7(b).

“Material Adverse Effect” means any condition, circumstance, or situation that may result in, or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s authority or ability to perform its obligations hereunder or under any of the Transaction Documents in any material respect on a timely basis, or (iv) a material adverse effect on the rights or remedies of the Investors or the Collateral Agent under any Transaction Document.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.

“Money Laundering Laws” has the meaning set forth in Section 3.1(kk).

“Note Shares” has the meaning set forth in the Recitals.

“Notes” has the meaning set forth in the Recitals.

“Observer” has the meaning set forth in Section 4.9.

“OFAC” has the meaning set forth in Section 3.1(hh).

“Permits” has the meaning set forth in Section 3.1(s).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Petrichor” means Petrichor Opportunities Fund I LP.

“Press Release” has the meaning set forth in Section 4.3.

“Principal Market” has the meaning given to such term in the Notes.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Registrable Securities” means (i) the Note Shares, (ii) the Commitment Fee Warrant Shares and (iii) any shares of capital stock issued or issuable with respect to the Note Shares, the Notes, the Commitment Fee Warrant Shares and the Commitment Fee Warrants, including, without limitation, (1) as a result of any share split, dividend, distribution, recapitalization or similar transaction and (2) shares of capital share of a Successor Entity (as defined in the Notes) into which the Common Shares are converted or exchanged, in each case, without regard to any limitations on conversion or exercise of the Notes or the Commitment Fee Warrants.

“Registration Delay Payments” has the meaning set forth in Section 4.7(b).

“Registration Period” has the meaning set forth in Section 4.7(c)(i).

“Registration Statement” means a registration statement or registration statements (including, without limitation, any shelf registration statement) of the Company filed under the Securities Act covering Registrable Securities, including, in each case, the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Required Approvals” has the meaning set forth in Section 3.1(p).

“Required Registration Amount” means, with respect to any Notes or Commitment Fee Warrants issued at a particular Closing, 120% of the maximum number of Note Shares and Commitment Fee Warrant Shares issuable upon conversion of such Notes and Commitment Fee Warrants (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion or exercise of the Notes or Commitment Fee Warrants set forth in the Notes or Commitment Fee Warrants).

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of Note Shares upon conversion of all of the Notes (including the First Closing Notes and Second Closing Notes) issuable at the First Closing, Initial Second Closing and Delayed Second Closing pursuant to this Agreement in excess of the limitations imposed by such rule.

“Requisite Stockholder Approval Deadline” means the date that is one hundred and twenty (120) days following the Initial Second Closing Date.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Schedule of Investors” means the list of Investors attached hereto as Annex A.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Second Closing Deadline” means the seventh (7th) Business Day following September 30, 2022.

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“Second Closing Investor” means each Investor set forth under the heading “Second Closing Investors” on the Schedule of Investors.

“Second Closing Notes” has the meaning set forth in the Recitals.

“Second Closing Trigger Event” has the meaning set forth in Section 2.1(b)(ii).

“Second Commitment Fee” has the meaning set forth in Section 4.10(b).

“Second Commitment Fee Trigger Date” means the earliest to occur of (i) the Initial Second Closing Date, (ii) the Maturity Date (as defined in the First Closing Notes), (iii) the date on which all of the First Closing Notes shall have been converted into Common Shares (or other equity interests) in accordance with their terms and (iv) the date on which the entire outstanding principal amount of the First Closing Notes shall have been repaid in full.

“Second Commitment Fee Warrant Shares” means (i) all Common Shares of the Company issued or issuable pursuant to, and upon the exercise of, any Second Commitment Fee Warrant, and (ii) any securities issued or issuable pursuant to the Second Commitment Fee Warrant with respect to the Common Shares referred to in the foregoing clause by way of an equity dividend or equity split or in connection with a combination or subdivision of Common Shares, reclassification, merger, consolidation or other reorganization of the Company.

“Second Commitment Fee Warrants” has the meaning set forth in Section 4.10(b).

“Securities Act” has the meaning set forth in the Recitals.

“Security Agreement” has the meaning set forth in Section 2.2(a)(iii). – Request Copy ?

“Security Documents” means, collectively, the Security Agreement and any other security agreement, collateral access agreement, landlord waiver, account control agreement or other agreement or instrument pursuant to or in connection with which the Company or any of the Subsidiary Guarantors grants or perfects a security interest to the Collateral Agent for the benefit of the Investors.

“Subsidiary” means any Person (including any Person formed or acquired after the date hereof) in which the Company, directly or indirectly, (i) owns or controls more than 50% of the outstanding capital stock or any equity or similar interest of such Person, (ii) owns or controls more than 50% of any class or classes of capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such Person, or (iii) controls or operates all or any part of the business, operations or administration of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that is, or that becomes, (i) a party to the Guaranty Agreement as a “Subsidiary Guarantor” thereunder, and (ii) a party to the Security Agreement as a “Grantor” thereunder.

“Termination Fee” has the meaning set forth in Section 8.1(b).

“Third Closing” means the closing of the purchase and sale of the Third Closing Notes pursuant to Section 2.1(c).

“Third Closing Date” has the meaning set forth in Section 2.1(c)(iii).

“Third Closing Deadline” means December 31, 2023.

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“Third Closing Election Notice” has the meaning set forth in Section 2.1(c)(iii).

“Third Closing Investor” means each Investor set forth under the heading “Third Closing Investors” on the Schedule of Investors.

“Third Closing Notes” has the meaning set forth in the Recitals.

“Third Closing Request” has the meaning set forth in Section 2.1(c)(ii).

“Total Purchase Price” means, with respect to any Investor, the aggregate price paid by such Investor hereunder for all Notes purchased by such Investor at one or more Closings hereunder.

“Trading Day” means (i) a day on which the Common Shares is traded on a Trading Market (other than the OTCBB), or (ii) if the Common Shares is not listed or quoted on a Trading Market (other than the OTCBB), a day on which the Common Shares is traded in the over-the-counter market, as reported by the OTCBB, or (iii) if the Common Shares is not listed or quoted on any Trading Market, a day on which the Common Shares is quoted in the over-the-counter market as reported by the OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the NYSE American, New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the Toronto Stock Exchange or the OTCBB on which the Common Shares is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, including the schedules, annexes and exhibits attached hereto, the Notes, the Security Documents, the Guaranty Agreement, the First Commitment Fee Warrants, the Second Commitment Fee Warrants (if applicable), the Board Observer Agreement, and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement.

“Transfer Agent” means Computershare Investor Services Inc., or any successor transfer agent for the Company.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent for the benefit of the Investors pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Violations” has the meaning set forth in Section 6.1(a).

“VWAP” has the meaning given to such term in the Notes.

Article II
PURCHASE AND SALE
2.1Closings.

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(a)First Closing. Subject to the terms and conditions set forth in this Agreement, at the First Closing, the Company shall issue and sell to each First Closing Investor, and each First Closing Investor shall, severally and not jointly, purchase from the Company, First Closing Notes in the principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. The date and time of the First Closing shall be 10:00 a.m. (New York time), on the First Closing Date. The First Closing shall take place at the offices of LaBarge Weinstein LLP, or at such other location as the parties determine. The First Closing may take place by delivery of the items to be delivered at the First Closing by facsimile or other electronic transmission.
(b)Second Closing.
(i)In the event that the FDA Approval shall occur on or prior to September 30, 2022, the Company shall, within two (2) Business Days following the occurrence of the FDA Approval, deliver written notice of such FDA Approval to each of the Second Closing Investors (such notice, a “FDA Approval Notice”), which FDA Approval Notice shall specify (x) that the FDA Approval shall have occurred, and (y) the label with respect to which such FDA Approval has occurred (such label, the “FDA Approved Label”).  Upon receipt of a FDA Approval Notice in accordance with the foregoing, in the event that a Second Closing Investor shall, in its sole discretion (subject to the following sentence), approve of the FDA Approved Label, such Second Closing Investor shall, within five (5) Business Days of receipt of such FDA Approval Notice, deliver the Company written notice of such Second Closing Investor’s approval of the FDA Approved Label (such notice, an “Investor Label Approval Notice”; and any such Second Closing Investor that delivers an Investor Label Approval Notice in accordance with the foregoing is herein referred to as an “Approving Second Closing Investor”).  Notwithstanding the foregoing, each Second Closing Investor agrees to provide an Investor Label Approval Notice in accordance with the foregoing if the FDA Approved Label is exactly in the form attached as Annex A to the Label Side Letter, with no amendments, modifications, supplements or additional provisions thereto (it being acknowledged and agreed that, if the FDA Approved Label is not exactly in the form attached as Annex A to the Label Side Letter, with no amendments, modifications, supplements or additional provisions thereto, each Second Closing Investor’s decision whether to approve the FDA Approved Label and provide an Investor Label Approval Notice shall be in such Second Closing Investor’s sole discretion).
(ii)In the event that (x) the FDA Approval shall occur on or prior to September 30, 2022 and (y) an Approving Second Closing Investor shall deliver an Investor Label Approval Notice in accordance with the foregoing clause (i) (the occurrence of the events specified in both clause (x) and clause (y) is herein collectively referred to as the “Second Closing Trigger Event”), then the Company shall, subject to clause (iv) below, become irrevocably obligated to issue, sell and deliver to each Approving Second Closing Investor such Approving Second Closing Investor’s Second Closing Notes on the Initial Second Closing Date on the terms and conditions set forth herein.
(iii)Subject to clause (iv) below, solely in the event that the Second Closing Trigger Event shall occur, then, subject to the terms and conditions set forth in this Agreement, at the Initial Second Closing, the Company shall issue and sell to each Approving Second Closing Investor, and each such Approving Second Closing Investor shall, severally and not jointly, purchase from the Company, each such Approving Second Closing Investor’s Second Closing Notes in the principal amount set forth across from each such Approving Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors, at a purchase price equal to the principal face amount thereof. The date and time of the Initial Second Closing shall be 10:00 a.m. (New York time) on the Initial Second Closing Date. The Initial Second Closing shall take place at the offices of LaBarge Weinstein LLP, or at such other location as the parties determine. The Initial Second Closing may take place by delivery of the items to be delivered at the Initial Second Closing by facsimile or other electronic transmission.

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(iv)Notwithstanding the foregoing provisions of this Section 2.1(b), in the event that (x) the Second Closing Trigger Event shall occur and the Approving Second Closing Investors are required to purchase Second Closing Notes at the Initial Second Closing pursuant to this Section 2.1(b), and (y) if the Company were to issue the total amount of Second Closing Notes required to be purchased by the Approving Second Closing Investors at the Initial Second Closing pursuant to the foregoing, the Company would be required to obtain the Requisite Stockholder Approval (the occurrence of the events specified in both clause (x) and clause (y) is herein collectively referred to as the “Delayed Second Closing Event”), then, notwithstanding anything to the contract set forth herein:

(A)the aggregate principal amount of Second Closing Notes required to be issued by the Company to, and purchased by, the Approving Second Closing Investors at the Initial Second Closing shall be reduced to the maximum principal amount of Second Closing Notes that can be issued by the Company at the Initial Second Closing without the Company being required to obtain the Requisite Stockholder Approval, and the aggregate purchase price payable by the Approving Second Closing Investors in respect thereof shall be reduced to an amount equal to the reduced principal face amount thereof;

(B)the Company and the Approving Second Closing Investors shall consummate the closing of the purchase and sale of such reduced principal amount of Second Closing Notes at the Initial Second Closing in accordance with the terms hereof;

(C)following the Initial Second Closing, the Company shall take all actions necessary to obtain, and shall use its best efforts to obtain, the Requisite Stockholder Approval necessary to permit the issuance in full of all Second Closing Notes that would otherwise have been required to be issued at the Initial Second Closing (without giving effect to this clause (iv)) on or prior to the Requisite Stockholder Approval Deadline;

(D)in the event that the Requisite Stockholder Approval is obtained on or prior to the Requisite Stockholder Approval Deadline, then (i) the Company shall, within two (2) Business Days following the receipt of the Requisite Stockholder Approval, deliver written notice of the Requisite Stockholder Approval to each of the Approving Second Closing Investors (such notice, a “Delayed Second Closing Notice”), and (ii) subject to the terms and conditions set forth in this Agreement, at the Delayed Second Closing, the Company shall issue and sell to each Approving Second Closing Investor, and each such Approving Second Closing Investor shall, severally and not jointly, purchase from the Company, Second Closing Notes in a principal amount equal to (x) the amount set forth across from each such Approving Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors, minus (y) the principal amount of Second Closing Notes purchased by such Approving Second Closing Investor at the Initial Second Closing, at a purchase price equal to the principal face amount thereof. The date and time of the Delayed Second Closing shall be 10:00 a.m. (New York time) on the Delayed Second Closing Date. The Delayed Second Closing shall take place at the offices of LaBarge Weinstein LLP, or at such other location as the parties determine. The Delayed Second Closing may take place by delivery of the items to be delivered at the Delayed Second Closing by facsimile or other electronic transmission; and

(E)in the event that the Requisite Stockholder Approval not obtained on or prior to the Requisite Stockholder Approval Deadline, then, as partial relief (other than equity remedies) for the damages to any Approving Second Closing Investor by reason of its ability to purchase the total amount of Second Closing Notes originally intended to

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be purchased by such Approving Second Closing Investor hereon (which remedy shall not be exclusive of any other remedies available in equity), (x) the Company shall pay to each Approving Second Closing Investor, on the Required Stockholder Approval Deadline, an amount in cash equal to (i) two percent (2.00%), times, (ii) an amount equal to (1) the amount set forth across from each such Approving Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors, minus (2) the initial aggregate principal amount of Second Closing Notes issued to such Second Closing Investor at the Initial Second Closing, and (y) each Approving Second Closing Investor’s obligations hereunder to purchase any additional Second Closing Notes shall terminate and cease to be of effect.

(v)For the avoidance of doubt, (A) unless (x) the FDA Approval shall occur on or prior to September 30, 2022 and (y) a Second Closing Investor delivers an Investor Label Approval Notice to the Company in accordance with the foregoing, such Second Closing Investor shall have no obligation hereunder to purchase any or all of such Second Closing Investor’s Second Closing Notes hereunder, and (B) in the event that the Initial Second Closing shall not occur on or prior to the Second Closing Deadline, all obligations of the Second Closing Investors to purchase any Second Closing Notes hereunder shall terminate and expire on the Second Closing Deadline.
(c)Third Closing.
(i)Solely in the event that the Second Closing Trigger Event and the Initial Second Closing shall have previously occurred, the Company shall have the right, but not the obligation, to request that the Third Closing Investors agree to purchase $10,000,000 in aggregate principal amount of Third Closing Notes prior to the Third Closing Deadline in accordance with this Section 2.1(c).
(ii)In the event that the Company desires to request that the Third Closing Investors purchase the Third Closing Notes pursuant to this Section 2.1(c), the Company shall deliver each Third Closing Investor written notice of such request (a “Third Closing Request”) after the Initial Second Closing but on or prior to the date that is fifteen (15) Business Days prior to the Third Closing Deadline, which Third Closing Request shall (x) sets forth that the aggregate principal amount of such Third Closing Notes that the Company requests to sell to the Third Closing Investors at the Third Closing, shall be $10,000,000, (y) set forth the Company’s irrevocable offer to sell the Third Closing Notes specified in the Third Closing Request to the Third Closing Investors in accordance with this Section 2.1(c), and (z) specify the closing date for such sale of Third Closing Notes hereunder (the “Third Closing Date”), which Third Closing Date (A) shall not be earlier than the fifteenth (15th) Business Day following the delivery of the Third Closing Election Notice to the Company, and (B) shall not be later than the Third Closing Deadline.
(iii)In the event that the Company shall timely deliver a Third Closing Request to the Third Closing Investors in accordance with the foregoing, each Third Closing Investor shall have the right, but not the obligation, to purchase all, but not less than all, of the Third Closing Notes specified in the Third Closing Request (which amount shall be allocated among the Third Closing Investors in proportion to the principal amount set forth across from such Third Closing Investor’s name under the heading “Principal Amount of Third Closing Note” on the Schedule of Investors (with respect to any particular Third Closing Investor, such Third Closing Notes are herein referred to as such Third Closing Investor’s “Applicable Third Closing Notes”). In the event that any Third Closing Investor desires to purchase such Third Closing Investor’s Applicable Third Closing Notes, such Third Closing Investor must deliver written notice to the Company of its election to purchase such Third Closing Investor’s Applicable Third Closing Notes hereunder (a “Third Closing Election Notice”) no later than five (5) Business Days after the Company’s request and in no event later than five (5) Business Days prior to the Third Closing Deadline, which Third Closing Election Notice shall specify that such Third Closing Investor is exercising

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its right under this Section 2.1(c) to purchase such Third Closing Investor’s Applicable Third Closing Notes (any Third Closing Investor that shall so deliver a Third Closing Election Notice to the Company in accordance with the foregoing is herein referred to as an “Exercising Third Closing Investor”).
(iv)Upon an Exercising Third Closing Investor’s delivery of a Third Closing Election Notice to the Company pursuant to clause (iii) above, the Company shall become irrevocably obligated to issue, sell and deliver to such Exercising Third Closing Investor such Exercising Third Closing Investor’s Third Closing Notes on the Third Closing Date on the terms and conditions set forth herein.
(v)For the avoidance of doubt, unless and until a Third Closing Investor delivers a Third Closing Election Notice to the Company in accordance with the foregoing, such Third Closing Investor shall have no obligation hereunder to purchase any or all of such Third Closing Investor’s Third Closing Notes hereunder.
(vi)Solely in the event that one or more Exercising Third Closing Investors shall have delivered a Third Closing Election Notice to the Company in accordance with the foregoing pursuant to which each such Exercising Third Closing Investor shall have elected to purchase such Exercising Third Closing Investor’s Third Closing Notes on the Third Closing Date, subject to the terms and conditions set forth in this Agreement, at the Third Closing, the Company shall issue and sell to each such Exercising Third Closing Investor, and each such Exercising Third Closing Investor shall, severally and not jointly, purchase from the Company, each such Exercising Third Closing Investor’s Applicable Third Closing Notes at a purchase price equal to the principal face amount thereof. The date and time of the Third Closing shall be 10:00 a.m. (New York time) on the Third Closing Date. The Third Closing shall take place at the offices of LaBarge Weinstein LLP, or at such other location as the parties determine. The Third Closing may take place by delivery of the items to be delivered at the Third Closing by facsimile or other electronic transmission.
(d)Fourth Closing.
(i)Solely in the event that the Second Closing Trigger Event, the Initial Second Closing and the Third Closing shall have previously occurred (or, in the case of the Third Closing, shall occur contemporaneously with the Fourth Closing), the Company shall have the right, but not the obligation, to request that the Fourth Closing Investors agree to purchase $10,000,000 in aggregate principal amount of Fourth Closing Notes prior to the Fourth Closing Deadline in accordance with this Section 2.1(d).
(ii)In the event that the Company desires to request that the Fourth Closing Investors purchase the Fourth Closing Notes pursuant to this Section 2.1(d), the Company shall deliver each Fourth Closing Investor written notice of such request (a “Fourth Closing Request”) after the Initial Second Closing but on or prior to the date that is fifteen (15) Business Days prior to the Fourth Closing Deadline, which Fourth Closing Request shall (x) sets forth that the aggregate principal amount of such Fourth Closing Notes that the Company requests to sell to the Fourth Closing Investors at the Fourth Closing, shall be $10,000,000, (y) set forth the Company’s irrevocable offer to sell the Fourth Closing Notes specified in the Fourth Closing Request to the Fourth Closing Investors in accordance with this Section 2.1(d), and (z) specify the closing date for such sale of Fourth Closing Notes hereunder (the “Fourth Closing Date”), which Fourth Closing Date (A) shall not be earlier than the fifteenth (15th) Business Day following the delivery of the Fourth Closing Election Notice to the Company, and (B) shall not be later than the Fourth Closing Deadline.
(iii)In the event that the Company shall timely deliver a Fourth Closing Request to the Fourth Closing Investors in accordance with the foregoing, each Fourth Closing Investor shall have the right, but not the obligation, to purchase all, but not less than all, of the Third Closing Notes specified in the Fourth Closing Request (which amount shall be allocated among the Fourth Closing

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Investors in proportion to the principal amount set forth across from such Fourth Closing Investor’s name under the heading “Principal Amount of Fourth Closing Note” on the Schedule of Investors (with respect to any particular Fourth Closing Investor, such Fourth Closing Notes are herein referred to as such Fourth Closing Investor’s “Applicable Fourth Closing Notes”). In the event that any Fourth Closing Investor desires to purchase such Fourth Closing Investor’s Applicable Fourth Closing Notes, such Fourth Closing Investor must deliver written notice to the Company of its election to purchase such Fourth Closing Investor’s Applicable Fourth Closing Notes hereunder (a “Fourth Closing Election Notice”) no later than five (5) Business Days after the Company’s request and in no event later than five (5) Business Days prior to the Fourth Closing Deadline, which Fourth Closing Election Notice shall specify that such Fourth Closing Investor is exercising its right under this Section 2.1(d) to purchase such Fourth Closing Investor’s Applicable Fourth Closing Notes (any Fourth Closing Investor that shall so deliver a Fourth Closing Election Notice to the Company in accordance with the foregoing is herein referred to as an “Exercising Fourth Closing Investor”).
(iv)Upon an Exercising Fourth Closing Investor’s delivery of a Fourth Closing Election Notice to the Company pursuant to clause (iii) above, the Company shall become irrevocably obligated to issue, sell and deliver to such Exercising Fourth Closing Investor such Exercising Fourth Closing Investor’s Fourth Closing Notes on the Fourth Closing Date on the terms and conditions set forth herein.
(v)For the avoidance of doubt, unless and until a Fourth Closing Investor delivers a Fourth Closing Election Notice to the Company in accordance with the foregoing, such Fourth Closing Investor shall have no obligation hereunder to purchase any or all of such Fourth Closing Investor’s Fourth Closing Notes hereunder.
(vi)Solely in the event that one or more Exercising Fourth Closing Investors shall have delivered a Fourth Closing Election Notice to the Company in accordance with the foregoing pursuant to which each such Exercising Fourth Closing Investor shall have elected to purchase such Exercising Fourth Closing Investor’s Fourth Closing Notes on the Fourth Closing Date, subject to the terms and conditions set forth in this Agreement, at the Fourth Closing, the Company shall issue and sell to each such Exercising Fourth Closing Investor, and each such Exercising Fourth Closing Investor shall, severally and not jointly, purchase from the Company, each such Exercising Fourth Closing Investor’s Applicable Fourth Closing Notes at a purchase price equal to the principal face amount thereof. The date and time of the Fourth Closing shall be 10:00 a.m. (New York time) on the Fourth Closing Date. The Fourth Closing shall take place at the offices of LaBarge Weinstein LLP, or at such other location as the parties determine. The Fourth Closing may take place by delivery of the items to be delivered at the Fourth Closing by facsimile or other electronic transmission.
(vii)For the avoidance of doubt, the Third Closing and the Fourth Closing may occur contemporaneously.
(e)Determination of Conversion Prices for Notes.  The Company and each of the Investors hereby agree that the initial “Conversion Price” (as set forth in the First Closing Notes, Second Closing Notes, Third Closing Notes and Fourth Closing Notes, as applicable) with respect to the First Closing Notes, any Second Closing Notes, Third Closing Notes or Fourth Closing Notes issued by the Company hereunder at the Initial Second Closing, Delayed Second Closing (if applicable), Third Closing and Fourth Closing shall be determined as follows:
(i)With respect to the First Closing Notes issued by the Company hereunder at the First Closing, the initial “Conversion Price” with respect to such First Closing Notes on the First Closing Date shall be equal to $8.11.

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(ii)With respect to any Second Closing Notes issued by the Company hereunder at the Initial Second Closing, the initial “Conversion Price” with respect to such Second Closing Notes on the Initial Second Closing Date shall be equal to the lesser of (a) the product of (x) 120%, times (y) the VWAP of the Common Shares for the five (5) Trading Days ending at the close of business on the Principal Market on the Trading Day immediately prior to the receipt of the FDA Approval, and (b) the product of (x) 150%, times (y) the “Conversion Price” (as defined in the First Closing Notes) as in effect at the close of business on the Principal Market on the Trading Day immediately prior to the receipt of the FDA Approval.
(iii)With respect to any Second Closing Notes issued by the Company hereunder at the Delayed Second Closing (if applicable), the initial “Conversion Price” with respect to such Second Closing Notes on the Delayed Second Closing Date shall be equal to the “Conversion Price” (as defined in the Second Closing Notes issued at the Initial Second Closing) as in effect at the close of business on the Principal Market on the Trading Day immediately prior to the Delayed Second Closing Date.
(iv)With respect to any Third Closing Notes issued by the Company hereunder at the Third Closing, the initial “Conversion Price” with respect to such Third Closing Notes on the Third Closing Date shall be equal to the “Conversion Price” (as defined in the Second Closing Notes issued at the Initial Second Closing) as in effect at the close of business on the Principal Market on the Trading Day immediately prior to the Third Closing Date.
(v)With respect to any Fourth Closing Notes issued by the Company hereunder at the Fourth Closing, the initial “Conversion Price” with respect to such Fourth Closing Notes on the Fourth Closing Date shall be equal to the “Conversion Price” (as defined in the Second Closing Notes issued at the Initial Second Closing) as in effect at the close of business on the Principal Market on the Trading Day immediately prior to the Fourth Closing Date.
2.2First Closing Deliverables.
(a)At the First Closing, the Company shall:
(i)deliver or cause to be delivered to each First Closing Investor a duly executed First Closing Note in the principal amount set forth across from such First Closing Investor’s name under the heading “Principal Amount of First Closing Note” on the Schedule of Investors;
(ii)deliver or cause to be delivered to each First Closing Investor a duly executed Guaranty Agreement in the form attached hereto as Exhibit B (the “Guaranty Agreement”), executed by each of the Subsidiaries, if any, of the Company;
(iii)deliver or cause to be delivered to each First Closing Investor a duly executed Security Agreement in the form attached hereto as Exhibit C (the “Security Agreement”), executed by the Company and each of the Subsidiaries, if any, of the Company;
(iv)deliver or cause to be delivered to Petrichor a duly executed Board Observer Agreement in the form attached hereto as Exhibit D (the “Board Observer Agreement”), executed by the Company; and
(v)issue and deliver to each First Closing Investor a First Commitment Fee Warrant in accordance with Section 4.10(a).

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(b)At the First Closing, the First Closing Investors (as applicable) shall deliver or cause to be delivered to the Company the following:
(i)the aggregate purchase price for the First Closing Notes purchased by such First Closing Investor hereunder, as set forth across from such First Closing Investor’s name under the heading “Aggregate First Closing Purchase Price” on the Schedule of Investors, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such First Closing Investor by the Company for such purpose; and
(ii)an executed Board Observer Agreement, executed by the individual designated by Petrichor to serve as a board observer thereunder.
2.3Initial Second Closing Deliverables. Solely in the event that the Second Closing Trigger Event shall have occurred and one or more Approving Second Closing Investors shall have delivered an Investor Label Approval Notice in accordance with Section 2.1(b), at the Initial Second Closing:
(a)the Company shall deliver or cause to be delivered to each Approving Second Closing Investor a duly executed Second Closing Note in the principal amount set forth across from such Approving Second Closing Investor’s name under the heading “Principal Amount of Second Closing Note” on the Schedule of Investors (or, in the event that a Delayed Second Closing Event has occurred, such lesser principal amount as determined in accordance with Section 2.1(b)(iv)); and
(b)each Approving Second Closing Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Second Closing Notes purchased by such Approving Second Closing Investor at the Initial Second Closing, as set forth across from such Approving Second Closing Investor’s name under the heading “Aggregate Second Closing Purchase Price” on the Schedule of Investors (or, in the event that a Delayed Second Closing Event has occurred, such lesser amount as determined in accordance with Section 2.1(b)(iv)), in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Approving Second Closing Investor by the Company for such purpose.
2.4Delayed Second Closing Deliverables. Solely in the event that the Initial Second Closing and a Delayed Second Closing Event shall have occurred, at the Delayed Second Closing:
(a)the Company shall deliver or cause to be delivered to each Approving Second Closing Investor a duly executed Second Closing Note in a principal amount determined in accordance with Section 2.1(b)(iv); and
(b)each Approving Second Closing Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Second Closing Notes purchased by such Approving Second Closing Investor at the Delayed Second Closing, as determined in accordance with Section 2.1(b)(iv), in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Approving Second Closing Investor by the Company for such purpose.
2.5Third Closing Deliverables. Solely in the event that one or more Exercising Third Closing Investors shall have delivered a Third Closing Election Notice to the Company in accordance with Section 2.1(c) pursuant to which each such Exercising Third Closing Investor shall have elected to purchase each such Exercising Third Closing Investor’s Applicable Third Closing Notes on the Third Closing Date, at the Third Closing:

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(a)the Company shall deliver or cause to be delivered to each Exercising Third Closing Investor a duly executed Third Closing Note in a principal amount equal to such Exercising Third Closing Investor’s Applicable Third Closing Notes; and
(b)each Exercising Third Closing Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Applicable Third Closing Notes purchased by such Exercising Third Closing Investor hereunder, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Exercising Third Closing Investor by the Company for such purpose.
2.6Fourth Closing Deliverables. Solely in the event that one or more Exercising Fourth Closing Investors shall have delivered a Fourth Closing Election Notice to the Company in accordance with Section 2.1(d) pursuant to which each such Exercising Fourth Closing Investor shall have elected to purchase each such Exercising Fourth Closing Investor’s Applicable Fourth Closing Notes on the Fourth Closing Date, at the Fourth Closing:
(a)the Company shall deliver or cause to be delivered to each Exercising Fourth Closing Investor a duly executed Fourth Closing Note in a principal amount equal to such Exercising Fourth Closing Investor’s Applicable Fourth Closing Notes; and
(b)each Exercising Fourth Closing Investor shall deliver or cause to be delivered to the Company the aggregate purchase price for the Applicable Fourth Closing Notes purchased by such Exercising Fourth Closing Investor hereunder, in U.S. dollars and in immediately available funds, by wire transfer to an account designated in writing to such Exercising Fourth Closing Investor by the Company for such purpose.
Article III
REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors, as of the date hereof and as the date of each Closing, as follows:
(a)Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien (other than Liens which will be discharged on or before the First Closing and restrictions on transfer arising under applicable securities laws), and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company does not own an equity or other ownership interest in any Person other than the Subsidiaries.
(b)Organization and Qualification. The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted seeking to revoke, limit or curtail such power or authority or qualification.

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(c)Authorization; Enforcement. The Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder and, in the case of the Company, to issue the Securities, in each case, in accordance with the terms hereof and thereof. The execution and delivery by the Company and each of its Subsidiaries of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, including, in the case of the Company, the issuance of the Notes and the reservation for issuance and issuance of the Note Shares and the issuance of the Commitment Fee Warrants and the reservation for issuance and issuance of the Commitment Fee Warrant Shares, have been duly authorized by all necessary action on the part of the Company and each such Subsidiary, and (other than the filing with the SEC of one or more Registration Statements in accordance with Section 4.7, any filings as may be required by state securities agencies, and any filings required pursuant to the Security Documents) no further consent, filing, authorization or action is required from or with any United States federal or state regulatory authority or governmental body or any Trading Market by the Company or any Subsidiary. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and each of its Subsidiaries and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company and each such Subsidiary enforceable against the Company and each such Subsidiary in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification provisions contained herein may be limited by applicable law.
(d)No Conflicts. The execution, delivery and performance by the Company and each of its Subsidiaries of the Transaction Documents to which it is a party, the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby, and, in the case of the Company, the issuance and sale of the Notes and the reservation for issuance and issuance of the Note Shares and the issuance of the Commitment Fee Warrants and the reservation for issuance and issuance of the Commitment Fee Warrant Shares, do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents, as applicable, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (including any Material Contract), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii) above, to the extent that such conflict, default, termination, amendment, acceleration, cancellation right or violation would not have or reasonably be expected to result in a Material Adverse Effect. The Company is not in violation of the listing requirements of the Trading Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Shares in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Shares from the Trading Market.
(e)Valid Issuance. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of shareholders. Upon issuance or

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conversion in accordance with the Notes, the Note Shares, when issued, will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of shareholders, with the holders being entitled to all rights accorded to a holder of Common Shares.  The Commitment Fee Warrants are duly authorized and, when issued in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of shareholders. Upon issuance in accordance with the Commitment Fee Warrants, the Commitment Fee Warrant Shares, when issued, will be validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of shareholders, with the holders being entitled to all rights accorded to a holder of Common Shares.
(f)Capitalization. As of July 29, 2022, the aggregate number of shares and type of all authorized, issued and outstanding classes of shares, capital stock, options and other securities of the Company and each of its Subsidiaries (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company or such Subsidiary, as applicable) is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock of the Company and of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company or such Subsidiary. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the date hereof and as of each Applicable Closing Date. The issuance and sale of the Securities (including the Note Shares) and the transactions contemplated by the Transaction Documents will not obligate the Company to issue shares of Common Shares or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. As of the First Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Note Shares issuable upon conversion of the First Closing Notes based on the initial Conversion Price (as defined in the Notes) of $8.11. As of the First Closing, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of First Commitment Fee Warrant Shares issuable upon exercise of the First Commitment Fee Warrants based on the initial Exercise Price (as defined in the First Commitment Fee Warrants) of $8.11.  As of each Closing occurring after the First Closing, (i) the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Note Shares issuable upon conversion of all Notes then outstanding (including the Notes issued at such Closing) based on the then effective Conversion Price (as defined in the Notes), and (ii) the Company shall have reserved from its duly authorized capital stock not less than the maximum number of Commitment Fee Warrant Shares issuable upon conversion of all Commitment Fee Warrants then outstanding (including any Commitment Fee Warrants issued at such Closing) based on the then effective Exercise Price (as defined in the Notes).
(g)SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the “SEC Reports”). As of their respective dates (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if

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amended or superseded by a filing prior to the First Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the First Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports.
(h)Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, claim, or Proceeding pending, or, to the Company’s knowledge, threatened, before or by any court, public board, government agency, self-regulatory organization or body that adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or that would, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has within the past ten years been the subject of any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, within the past ten years there has not been, and there is not pending or contemplated, any investigation by the SEC involving the Company or any current director or executive officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
(i)Compliance. Except as would not, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement (including any Material Contract) or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court, arbitrator or governmental body to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) neither the Company nor any Subsidiary is in violation of any law, statute, rule or regulation of any governmental authority to which the Company or any Subsidiary is subject or by which any property or asset of the Company or any Subsidiary is bound or affected.
(j)Title to Assets. Neither the Company nor any Subsidiary owns real property. The Company and each Subsidiary has good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens (other than Liens which will be discharged on or before the First Closing), except for Liens that do not, individually or in the aggregate, have or are reasonably likely to result in a Material Adverse Effect or which do not materially affect the value and do not materially interfere with the use of such property by the Company. Any real property and facilities held under lease by the Company or any Subsidiary is held by it

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under valid, subsisting and enforceable leases of which the Company and each Subsidiary is in compliance in all material respects.
(k)Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except for matters described in the SEC Documents, or matters which would not be reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any violation or infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or Proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other violation or infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary is engaged. Neither the Company nor any Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
(m)Internal Accounting Controls. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(n)Sarbanes-Oxley Act; Disclosure Controls. The Company is in compliance in all material respects with applicable requirements, as a non-accelerated filer and smaller reporting company, of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act).
(o)Indebtedness. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness, or (ii) is in violation of any term of and is not in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect.
(p)Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or any of its Subsidiaries of

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the Transaction Documents (including the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of any requisite notices and/or application(s) to any Trading Market for the issuance and sale of the Note Shares or Commitment Fee Warrant Shares and the listing of the Note Shares or Commitment Fee Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iii) the filing of one or more Registration Statements in accordance with Section 4.7, (iv) solely with respect to the issuance of the Second Closing Notes at the Delayed Second Closing (if applicable), the Requisite Stockholder Approval, if required, and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).
(q)Material Changes; Undisclosed Events, Liabilities or Developments. Since December 31, 2021, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect. Since December 31, 2021, except as specifically disclosed in an SEC Report filed subsequent to such date and prior to the date hereof: (i) the Company and its Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans, and (v) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the transactions contemplated by the Transaction Documents, including the issuance of the Securities, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company on a Current Report on Form 8-K at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.
(r)Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement with the Company, or any restrictive covenant in favor of any third party. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)Consents and Permits. Except as disclosed in the SEC Reports, each of the Company and its Subsidiaries has made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary for the ownership or lease of its respective

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properties or to conduct its businesses as described in the SEC Reports (collectively, “Permits”), except for such Permits for which the failure to possess, obtain or make would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
(t)Regulatory Filings. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities any required filing, declaration, listing, registration, report or submission, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect.
(u)Environmental Laws. Except as set forth in the SEC Reports, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Reports; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of the Company, there is no pending investigation or investigation threatened that could reasonably be expected to lead to such a claim.
(v)Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), which would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.
(w)Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(w) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such fees or claims.
(x)Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2 and their compliance with their agreements contained in this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors pursuant to the terms of this Agreement. The issuance and sale of the Securities do not, and will not, contravene the rules and regulations of the Trading Market, which, for the avoidance of doubt, as of the date hereof, is the Nasdaq Capital Market and the Toronto Stock Exchange.

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(y)Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(z)Registration Rights. Other than (i) as disclosed in the SEC Reports and (ii) as set forth in this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.
(aa)Disclosure. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(bb)No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in in Section 3.2 and their compliance with their agreements contained in this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.
(cc)Solvency. Based on the consolidated financial condition of the Company as of the First Closing Date and any Applicable Closing Date occurring after the First Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder on such Applicable Closing Date: (i) the fair saleable value of the Company’s assets as a going concern exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature and (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the First Closing Date or within one year from any Applicable Closing Date occurring after the First Closing Date.
(dd)Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(ee)No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered, and may offer, the Securities for sale only to the Investors and other “accredited investors” within the meaning of Rule 501 under the Securities Act.
(ff)Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.
(gg)Accountants. Haskell & White LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the SEC as part of the Company’s most recent Annual Report on Form 10-K filed with the SEC, is and, during the periods covered by their report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.
(hh)Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions.
(ii)U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investors’ request.
(jj)Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(kk)Money Laundering. The operations of the Company and its Subsidiaries are and, to the Company’s knowledge, have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any

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Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(ll)Disqualification Events.  None of the Company or any Subsidiary, any of their respective predecessors, any director, executive officer, other officer of the Company or any Subsidiary participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with the Company or any of the Subsidiaries in any capacity at the time of the First Closing or any other Closing occurring after the First Closing, any placement agent or dealer participating in the offering of the Notes, any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the Notes (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine (i) the identity of each person that is a Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).  The Company is not for any other reason disqualified from reliance upon Rule 506 of Regulation D under the Securities Act for purposes of the offer and sale of the Securities.  The Company will notify the Investors prior to the First Closing Date or any Applicable Closing Date occurring after the First Closing Date of the existence of any Disqualification Event with respect to any Covered Person.
(mm)Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company, (ii) an “affiliate” (as defined in Rule 144) of the Company or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Shares (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by an Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.
(nn)Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Investors have been asked by the Company to agree, nor has any Investor agreed with the Company, to refrain from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Investor may rely on the Company’s obligation to timely deliver shares of Common Shares upon conversion, exercise or exchange, as applicable, of the Notes as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Shares of the Company. The Company further understands and acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below)

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one or more Investors may engage in trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Securities are being determined and such trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the trading activities are being conducted. The Company acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Investor, such aforementioned trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.
(oo)Manipulation of Price. The Company has not, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in connection with the transactions contemplated by the Transaction Documents, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company.
(pp)Ranking of Notes. No Indebtedness of the Company will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.
(qq)Security Interest in Collateral. The provisions of this Agreement and the other Transaction Documents create legal, valid and enforceable Liens on, and security interests in, all of the Company’s and each of the Subsidiary Guarantor’s right, title and interest in and to all the Collateral in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Investors, and upon (x) the making of the filings, recordings and other similar actions specified in the Security Documents, and (y) the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Liens shall constitute perfected and continuing Liens on, and security interests in, the Collateral, securing the Secured Obligations (as defined in the Security Agreement), enforceable against the Company, the Subsidiary Guarantors and all third parties, having priority over all other Liens (other than Liens which will be discharged on or before the First Closing) on the Collateral.
(rr)THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 3.1 ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY.  THE COMPANY HAS NOT MADE ANY IMPLIED REPRESENTATIONS OR WARRANTIES AND THE COMPANY HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE SET FORTH IN THIS SECTION 3.1.
3.2Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:
(a)Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Securities hereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary

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corporate, partnership or other action on the part of such Investor. This Agreement and the Transaction Documents to which such Investor is a party or has or will execute have been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions contained herein may be limited by applicable law.
(b)No Public Sale or Distribution. Such Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, by making the representations herein, such Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.
(c)Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and within the meaning of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.  Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer.  Such Investor is not subject to any Disqualification Event.
(d)Experience of Such Investor; Risk of Loss. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of its investment in the Securities, and is able to bear such risk and is able to afford a complete loss of such investment.
(e)Access to Information. Such Investor acknowledges that it has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Investor. Such Investor has been afforded the opportunity to ask questions of the Company and receive answers from representatives of the Company concerning the Company and the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein or in any other Transaction Document.
(f)No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of

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such Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.
(h)Residency. Such Investor is a resident of that jurisdiction specified below its address on the Schedule of Investors.
(i)Transfer or Resale. Such Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act, any U.S. state securities laws or the laws of any foreign country or other jurisdiction, and may not be offered for sale, sold, assigned or transferred other than pursuant to Section 4.1; and (ii) except as set forth in Section 4.7, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(j)Legends. Such Investor understands that each of the certificates representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend as set forth in Section 4.1(b), which shall only be removed as set forth in Section 4.1(d).
Article IV
OTHER AGREEMENTS OF THE PARTIES
4.1Transfer Restrictions.
(a)The Investors covenant that the Securities will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with applicable state securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of a seller representation letter) that such Securities, as applicable, may be sold pursuant to such rule) or Rule 144A (as promulgated under the Securities Act), or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(c), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities, as applicable, under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities, as applicable, by an Investor to an Affiliate of such Investor; provided further that such transfer does not involve a “sale” within the meaning of Section 2(a)(3) of the Securities Act; and provided, further that such Affiliate does not request any removal of any existing legends on any certificate evidencing such Securities, as applicable.
(b)The Investors agree to the imprinting, until no longer required by this Section 4.1(b), of the following legend on any certificate evidencing any of the Securities:

THESE SECURITIES [for Notes, insert: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF; for Commitment Fee Warrants, insert: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

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ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE ISSUE DATE AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

(c)The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities, as applicable, to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities, as applicable, to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, that an opinion of legal counsel to the Company may be required by the Transfer Agent in connection with any such transfer. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities, as applicable, may reasonably request in connection with a pledge or transfer of such Securities, as applicable, including, (i) the opinion of legal counsel to the Company, if required by the Transfer Agent, as described above and (ii) if the Securities, as applicable, are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders.
(d)Certificates evidencing the Securities, as applicable, shall not be required to contain such legend or any other legend (i) following any sale of such Securities, as applicable, pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Securities, as applicable, can be sold under Rule 144 or (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC (the “Staff”)). The Company, at its expense, shall cause Company Counsel to issue any legal opinion to the Transfer Agent in connection with any sale or transfer pursuant to Rule 144 in compliance with this Section 4.1(d). The Company will no later than three (3) Trading Days following the delivery by an Investor to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (x) a legended certificate representing the applicable Securities, as applicable, and any necessary instruments of transfer and (y) evidence reasonably satisfactory to the Company and its counsel of the occurrence of any of (i) through (iii) above (including any applicable investor and broker representation letters and the delivery of any legal opinion referred to therein, as applicable), deliver or cause to be delivered to such Investor (or a transferee

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of such Investor, as applicable) a certificate or book-entry (including shares transferred via DWAC or similar methodology by DTC) representing such Securities, as applicable, that is free from all restrictive and other legends(the date on which (x) and (y) are delivered being referred to herein as the “Legend Removal Date”).  The Company may not make any notation on its records or give instructions to the Transfer Agent that expand the restrictions on transfer set forth in this Section 4.1(d).
4.2Use of Proceeds. The Company intends to use the net proceeds from the sale of the Notes to fund product commercialization, to fund research and development, for general corporate purposes, to repay certain existing indebtedness and to pay the fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Company shall not use such proceeds (x) in violation of FCPA or OFAC regulations, or (y) to make any dividend or distribution in respect of, or to repurchase or redeem, any shares of its capital stock.
4.3Securities Laws Disclosure; Publicity. The Company shall, on or before 9:30 a.m. (New York time), on the first (1st) Business Day after the date of this Agreement, issue a press release (the “Press Release”), the contents of which shall be subject to prior review and reasonable approval of the Investors, disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement) and the form of Notes (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Investors by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investors or any of their affiliates, on the other hand, shall terminate.  Without the prior written consent of an Investor, which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall not publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market; provided, however, that without such Investor’s consent, the Company may publicly disclose the name of such Investor, or include the name of such Investor in any filing with the SEC or any regulatory agency or Trading Market, (a) as required by federal securities law in connection with any registration statement contemplated by this Agreement or (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b); provided, however, that, notwithstanding the foregoing proviso, at least five (5) Business Days prior to the Company’s filing with the SEC of its first Quarterly Report on Form 10-Q or Annual Report on Form 10-K following the First Closing Date, the Company shall deliver to each Investor a draft of such Quarterly Report on Form 10-Q or such Annual Report on Form 10-K and shall reasonably cooperate with each such Investor in respect of any reasonable comments thereto proposed by such Investor.
4.4Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities, as applicable, under the Transaction Documents.

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4.5Non-Public Information. Except with respect to (i) the material terms and conditions of the transactions contemplated by the Transaction Documents and (ii) information provided to the Observer, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information from and after the filing of the Press Release, unless prior thereto such Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
4.6Blue Sky. The Company, on or before each Applicable Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for sale to the Investors at such Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities, as applicable, required under applicable securities or “blue sky” laws of the states of the United States following the Applicable Closing Date and shall provide copies to any Investor who so requests.
4.7Resale Registration.
(a)Mandatory Registration.  Following each Closing, the Company shall prepare and, as soon as reasonably practicable, but in no event later than the Filing Deadline in respect of such Closing, file with the SEC, a Registration Statement on Form S-3 or such other form under the Securities Act as is then available to the Company (or, in the case of an existing shelf registration statement, file a prospectus supplement with the SEC), providing for the resale from time to time by the Investors of at least the number of Registrable Securities equal to the Required Registration Amount in respect of the Notes and Commitment Fee Warrants issued at such Closing as of the date such Registration Statement is initially filed with the SEC.  Notwithstanding anything to the contrary contained herein, the Filing Deadline with respect to any Registration Statement shall be automatically extended by a number of days necessary to address any comments to such Registration Statement by any Investor’s counsel, which comments have required that the Company not file such Registration Statement as set forth in clause (B) of Section 4.7(c)(iii).  Each Registration Statement (or, in the case of an existing shelf registration statement, prospectus supplement) required to be filed pursuant to the terms of this Agreement, shall contain (except as otherwise directed by the Investors) the “Selling Shareholders” and “Plan of Distribution” sections in substantially the form attached hereto as Annex B.  The Company agrees to use its reasonable best efforts to cause each Registration Statement (or, in the case of an existing shelf registration statement, each prospectus supplement) required to be filed pursuant to the terms of this Agreement to be declared effective by the SEC as soon as practicable following such filing and prior to the applicable Effectiveness Deadline for such Registration Statement.  The Company shall promptly, and in any event within three (3) Trading Days, notify the Investors of the effectiveness of a Registration Statement.  The Company shall maintain the effectiveness of each Registration Statement for so long as there are any Registrable Securities covered by such Registration Statement outstanding, with respect to such outstanding Registrable Securities.
(b)Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement.  If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (after giving effect to any reduction pursuant to Section 4.7(g)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an “Effectiveness Failure”) (it being understood that if on or prior to the fifth Business Day immediately following the effective date for such Registration Statement the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) (to the extent such a prospectus is either technically required by

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such rule or is otherwise required under applicable securities laws in order to permit the resale by the Investors of the Registrable Securities covered thereby), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) on any day after the effective date of a Registration Statement during the Registration Period (as defined below) for such Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of the Common Shares on the applicable Trading Market, or a failure to register a sufficient number of Common Shares or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a “Maintenance Failure”), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Current Public Information Failure”) as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief (other than equitable remedies) for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell Registrable Securities (which remedy shall not be exclusive of any other remedies available in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one half of one percent (0.50%) of the Total Purchase Price paid by such Investor for the Notes purchased by such Investor pursuant to this Agreement on (1) the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro-rated for periods totaling less than thirty (30) days).  The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 4.7(b) are referred to herein as “Registration Delay Payments.”  Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any monthly anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure (pro-rated for the number of days elapsed between the date on which the most recent Registration Delay Payment was required to have been paid in accordance with this Section 4.7(b) and the date of cure).  In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.  Notwithstanding the foregoing, no Registration Delay Payments shall be owed to an Investor (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the Common Shares on the applicable Trading Market) with respect to any period during which all of such Investor’s Registrable Securities may be sold by such Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1)).  For the avoidance of doubt, no more than one Registration Delay Payment shall be payable by the Company at any given time, notwithstanding that more than one failure giving rise to a Registration Delay Payment shall have occurred and is continuing (e.g., an Effectiveness Failure and a Current Public Information Failure continuing simultaneously); provided, that, Registration Delay Payments shall continue in accordance with this Section 4.7(b) until all failures giving rise to such payments are cured.

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(c)Related Obligations.  The Company shall use its reasonable best efforts to effect the registration of all the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:
(i)The Company shall promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities required to be covered thereby (but in no event later than the applicable Filing Deadline) and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing and prior to the applicable Effectiveness Deadline.  The Company shall keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (A) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 4.7(g)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (B) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”).  Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities.  The Company shall submit to the SEC, within five (5) Business Days after the Staff advises the Company (orally or in writing, whichever is earlier) that the Staff either will not review a particular Registration Statement or has no further comments on such Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.
(ii)The Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement or the completion of the applicable Registration Period; provided, however, by 5:30 p.m. (New York time) on or prior to the fifth (5th) Business Day immediately following the effective date of each Registration Statement, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such a prospectus is technically required by such rule).  In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 4.7(c)(ii)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on or prior to the third (3rd) Trading Day following the date on which the Exchange Act report is filed with the SEC which created the requirement for the Company to amend or supplement such Registration Statement.

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(iii)The Company shall (A) permit legal counsel for each Investor, at each such Investor’s cost and expense, to review and comment upon (i) each Registration Statement that includes the name, or otherwise identifies, any Investor as a “Selling Shareholder” with respect to securities registered for sale pursuant to such Registration Statement at least five (5) days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement that includes the name, or otherwise identifies, any Investor as a “Selling Shareholder” with respect to securities registered for sale pursuant to such Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto, in each, referred to in clause (A) above, in a form to which any legal counsel for any Investor reasonably objects in a timely manner. The Company shall reasonably cooperate with legal counsel for each other Investor in performing the Company’s obligations pursuant to this Section 4.7(c)(iii).
(iv)The Company shall promptly furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to such Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its Subsidiaries, (ii) upon request, after the same is prepared and filed with the SEC, a reasonable number of copies of such Registration Statement and any amendment(s) and supplement(s) thereto, including, if so requested, the financial statements and schedules filed therewith, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (iii) upon request, upon the effectiveness of such Registration Statement, two (2) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request from time to time), and (iv) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.
(v)The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by any Registration Statement under such other securities or “blue sky” laws of jurisdictions in the United States as shall be reasonably appropriate for the distribution of the Registrable Securities covered by such Registration Statement, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the applicable Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.7(c)(v), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
(vi)The Company shall notify each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in

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the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and promptly prepare a supplement or amendment to such Registration Statement and such prospectus contained therein to correct such untrue statement or omission and, upon request by any Investor, deliver two (2) copies of such supplement or amendment to such Investor (or such other number of copies as such Investor may reasonably request).  The Company shall also promptly notify each Investor in writing when a prospectus or any prospectus supplement or post-effective amendment relating to a Registration Statement has been filed, when a Registration Statement or any post-effective amendment thereto has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile or e-mail on the same day of such effectiveness or by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment thereto will be reviewed by the SEC.  The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto.  If the Company receives SEC comments which challenge the right of an Investor to have its Registrable Securities included in a Registration Statement without being deemed an underwriter thereunder, the Company shall, in discussions with and responses to the SEC, use its reasonable best efforts to cause as many Registrable Securities as possible to be included in such Registration Statement without characterizing any Investor as an underwriter and in such regard use its reasonable best efforts to cause the SEC to permit the affected Investors or their respective counsel to reasonably participate in SEC conversations on such issue together with Company Counsel, and timely convey relevant information concerning such issue with the affected Investors or their respective counsel. In no event may the Company name any Investor as an underwriter without such Investor’s prior written consent.
(vii)The Company shall (i) use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and (ii) notify each Investor who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
(viii)The Company shall hold in confidence and not make any disclosure of confidential information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in a Registration Statement or is otherwise required to be disclosed in a Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document.  The Company agrees that it shall, to the extent permitted by law, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
(ix)Without limiting any obligation of the Company under this Agreement, the Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all of the Registrable Securities on the applicable Trading Market.  In addition, the Company shall cooperate with

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each Investor and any broker or dealer through which any such Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Investor and at such Investor’s expense.  Other than with respect to the immediately preceding sentence, the Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.7(c)(ix).
(x)The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (subject to applicable securities laws, not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investors may reasonably request from time to time and registered in such names as the Investors may request.
(xi)The Company shall use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.
(xii)The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of each Registration Statement.
(xiii)The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.
(xiv)Within two (2) Business Days after the date on which a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, or shall cause legal counsel for the Company to deliver, to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement upon request by any such Investor) written confirmation that such Registration Statement has been declared effective by the SEC.
(xv)If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, at the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.
(xvi)If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, upon the written request of such Investor, the Company shall make available for inspection, upon reasonable notice and during normal business hours, by (i) such Investor, (ii) legal counsel for such Investor and (iii) one (1) firm of accountants or other agents retained by such Investor (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be deemed reasonably necessary by each Inspector to enable such Investor to exercise its due diligence responsibly, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure

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(except to such Investor) or use of any Record or other information which the Company’s board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. Such Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Investor, if any) shall be deemed to limit any Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations. For the avoidance of doubt, any material non-public information received by an Inspector and/or an Investor in connection with exercising its inspection right under this Section 4.7(c)(xvi) shall not constitute a violation of any provision of the other Transaction Documents.
(xvii)The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Investor of its Registrable Securities pursuant to each Registration Statement.
(d)Obligations of the Investors.  Each Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request.  Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.
(e)Expenses of Registration.  All expenses incurred in connection with any Registration Statement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, stock exchange fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and the fees and disbursements of counsel for the Company shall be paid by the Company.
(f)Sufficient Number of Shares Registered.  Subject to Section 4.7(g), in the event the number of shares available under any Registration Statement during the applicable Registration Period is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 4.7(h), the Company shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) Business Days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). The Company shall use reasonable best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with

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the SEC and prior to the applicable Effectiveness Deadline for such Registration Statement. Subject to Section 4.7(g), for purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of Common Shares available for resale under the applicable Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on conversion, exercise, amortization and/or redemption of the Notes or Commitment Fee Warrants (and such calculation shall assume that (A) the Notes are then convertible in full into Common Shares at the then prevailing Conversion Rate (as defined in the Notes), (B) no redemptions or prepayments of the Notes occur prior to the scheduled Maturity Date (except to the extent redemptions or prepayments of the Notes have actually occurred on or prior to such date), and (C) the Commitment Fee Warrants are then exercisable in full into Common Shares at the then prevailing Exercise Price (as defined in the Commitment Fee Warrants).
(g)Offering.  Notwithstanding anything to the contrary contained in this Agreement, in the event the Staff or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investors participating therein (or as otherwise may be acceptable to each Investor) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Investors until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Investors on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Investor) unless the inclusion of shares by a particular Investor or a particular set of Investors are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Investor or set of Investors shall be the only shares subject to reduction (and if by a set of Investors on a pro rata basis by such Investors or on such other basis as would result in the exclusion of the least number of shares by all such Investors); provided, that, with respect to such pro rata portion allocated to any Investor, such Investor may elect the allocation of such pro rata portion among the Registrable Securities of such Investor. In addition, in the event that the Staff or the SEC requires any Investor seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Investor, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Investor shall have the right to require, upon delivery of a written request to the Company signed by such Investor, the Company to file a registration statement within forty-five (45) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Investor in a manner acceptable to such Investor, and the Company shall following such request cause to be and keep effective such Registration Statement in the same manner as otherwise contemplated in this Agreement for Registration Statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Investor have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Investor or (ii) all Registrable Securities may be resold by such Investor without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to “affiliate” status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iii) such Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Investor as to all Registrable Securities held by such Investor and that have not theretofore been included in a Registration Statement under this Agreement.

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(h)Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee or assignee (as the case may be) that becomes an Investor shall be allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any Common Shares included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.
(i)No Inclusion of Other Securities.  The Company shall in no event include any securities other than Registrable Securities on any Registration Statement filed in accordance herewith without the prior written consent of the Investors (provided, however, that securities registered pursuant to a separate prospectus supplement under a shelf registration statement shall not constitute a violation of this Section 4.7(i)). The Company shall not enter into any agreement providing any registration rights to any of its security holders to the extent such agreement requires, or would otherwise result in, any registration statement of the Company in respect of any securities of the Company (other than the Registrable Securities) becoming effective on or prior to the Applicable Date.
4.8Furnishing of Information. In order to enable the Investors to sell the Securities under Rule 144 of the Securities Act, for a period of two years from each Applicable Closing Date, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such two year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Note Shares and Commitment Fee Warrant Shares under Rule 144.
4.9Board Observer. Until such time as the Board Observer Agreement is terminated pursuant to Section 8 of the Board Observer Agreement, the Company shall allow one (1) non-voting representative designated by Petrichor (such representative, the “Observer”) to attend, in the capacity of an observer and not a member, all meetings the Board. The Company shall give the Observer prior written notice of all meetings of the Board on the terms and conditions set forth in the Board Observer Agreement.
4.10Commitment Fees.
(a)As an inducement to the First Closing Investors to purchase the Notes hereunder, and in consideration thereof, on the First Closing Date, the Company agrees to pay the First Closing Investors a commitment fee by issuing each such First Closing Investor a warrant, initially exercisable for such number of shares of the Company’s Common Shares (subject to adjustment as therein provided) set forth opposite each such First Closing Investor’s name under the heading “First Commitment Fee Warrants” on the Schedule of Investors, at an initial exercise price as set forth therein (subject to adjustment as provided therein), such warrants to be substantially in the form of Exhibit E-1 attached hereto (all such warrants issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the “First Commitment Fee Warrants” and, individually, a “First Commitment Fee Warrant”), duly executed and dated the First Closing Date, and registered in each such First Closing Investor’s name or in the name of its nominee.

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(b)As an inducement to the First Closing Investors to purchase the Notes hereunder, and in consideration thereof, on the Second Commitment Fee Trigger Date, the Company agrees to pay the First Closing Investors an additional commitment fee (the “Second Commitment Fee”), which additional commitment fee shall be payable on the Second Commitment Fee Trigger Date either, at the option of the Company, (A) in cash, by wire transfer of immediately available funds to each such First Closing Investor, in an amount equal to 1.00% of the initial principal amount of the Notes purchased by such First Closing Investor hereunder (including any First Closing Notes purchased by such First Closing Investor at the First Closing and any Second Closing Notes purchased, or purchasable, by such First Closing Lender at the Initial Second Closing (determined without giving effect to any reduction in the principal amount of Second Closing Notes issued at the Initial Second Closing pursuant to Section 2.1(b)(iv))), or (B) by issuing each such First Closing Investor a warrant, initially exercisable for such number of shares of the Company’s Common Shares (subject to adjustment as therein provided) set forth opposite each such First Closing Investor’s name under the heading “Second Commitment Fee Warrants” on the Schedule of Investors, at an initial exercise price as set forth therein (subject to adjustment as provided therein), such warrants to be substantially in the form of Exhibit E-2 attached hereto (all such warrants issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the “Second Commitment Fee Warrants” and, individually, a “Second Commitment Fee Warrant, duly executed and dated the Second Commitment Fee Trigger Date, and registered in each such First Closing Investor’s name or in the name of its nominee.
4.11Use of Efforts.  The Company shall, and the Company shall cause its Subsidiaries to, use reasonable best efforts to satisfy (or cause the satisfaction of) all of the conditions set forth in Section 5.1(a) as promptly as practicable following the date of this Agreement.
4.12No Shop.  Except for the transactions contemplated hereby, during the period from the date hereof through the First Closing Date or the earlier termination of this Agreement pursuant to Section 8.1(a), (a) the Company shall not, and shall cause its Subsidiaries, Affiliates and representatives to not, take any action to encourage the submission of any proposal or offer from any Person with respect to, or initiate, engage or continue in discussions or negotiations with any Person (other than the Collateral Agent and the Investors) concerning, any issuance or sale of any convertible promissory notes, capital stock, equity, Indebtedness or convertible securities by, or any incurrence of any Indebtedness by, the Company or any of its Subsidiaries (an “Alternative Proposal”) or (b) furnish or cause to be furnished to any Person (other than the Collateral Agent and the Investors) any information with respect to the business, operations, properties or assets of the Company or any of its Subsidiaries in connection with, or in an attempt to facilitate, such Person’s pursuit of any Alternative Proposal.
Article V
CONDITIONS To Closings
5.1Conditions Precedent to the First Closing.
(a)Conditions Precedent to the Obligations of the First Closing Investors. The obligation of each First Closing Investor to purchase the First Closing Notes at the First Closing is subject to the satisfaction, unless waived in writing by such First Closing Investor, at or before the First Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the First Closing Date with the same effect as though made on and as of the First Closing Date (except for those representations and

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warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. The Company and each Subsidiary Guarantor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the First Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.
(iii)Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the First Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.
(iv)No Suspensions of Trading in Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the First Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the First Closing Notes at the First Closing.
(v)Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the First Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.
(vi)Transaction Documents. The Company and each Subsidiary Guarantor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the First Closing Investors.
(vii)No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.
(viii)Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.
(ix)Legal Opinion. Company Counsel shall have delivered to the First Closing Investors a legal opinion of Company Counsel, addressed to the First Closing Investors, in form and substance mutually agreed upon by the parties hereto.
(x)Officer’s Certificate. The Company shall have delivered to the First Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.1(a)(i), 5.1(a)(ii) and 5.1(a)(viii).
(xi)Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the First Closing Investors a certificate executed by the secretary of the

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Company or such Subsidiary Guarantor, as applicable, dated as of the First Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the First Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the First Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the First Closing Date, and (v) the authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.
(xii)Collateral Items.
(A)In accordance with the terms of the Security Documents, the Company and each of the Subsidiary Guarantors shall have (1) delivered to the Collateral Agent (i) original certificates (a) representing each Subsidiaries’ shares of capital stock to the extent such Subsidiary is a corporation or otherwise has certificated equity and (b) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) authorized the Collateral Agent and the First Closing Investors to file appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the First Closing Investors, desirable to perfect the security interests purported to be created by each Security Document.
(B)Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to the First Closing Investors (A) certified copies of requests for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of the Subsidiary Guarantors and which are filed in such office or offices as may be necessary or, in the opinion of the First Closing Investors, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the First Closing Investors, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the First Closing Investors, shall not show any such Liens; and (B) a perfection certificate, duly completed and executed by the Company and each of the Subsidiary Guarantors, in form and substance satisfactory to the First Closing Investors (the “Perfection Certificate”).
(C)Each document (including any UCC financing statement) required by the Security Documents or reasonably requested by the First Closing Investors to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Investors, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.
(xiii)First Commitment Fee Warrants. The Company shall have issued and delivered the First Commitment Fee Warrants to each of the First Closing Investors in accordance with Section 4.10(a).
(xiv)Repayment of Existing Indebtedness.

(A)The Company shall have delivered to the Collateral Agent an executed copy of a customary payoff letter in respect of the Existing Indebtedness and all documents or instruments necessary to release all Liens securing the Existing Indebtedness, in each case, in form and substance acceptable to the Collateral Agent.

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(B)Either prior to or contemporaneously with the First Closing, (i) all Existing Indebtedness shall have been repaid in full, (ii) the Company and each of its Subsidiaries shall cease to have any obligations under the Existing Indebtedness or the Existing Credit Agreement (or any “Loan Document” as defined therein), and (iii) all commitments under the Existing Indebtedness or the Existing Credit Agreement (or any “Loan Document” as defined therein), if any, to lend or make other extensions of credit thereunder shall have been terminated.

(xv)General. The Company and the Subsidiary Guarantors shall have delivered to such First Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.
(b)Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the First Closing Notes at the First Closing is subject to the satisfaction or waiver by the Company, at or before the First Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the First Closing Date with the same effect as though made on and as of the First Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the First Closing.
(iii)Deliverables. The Investors shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. The Investors shall have delivered to the Company those items required by Section 2.2(b).
5.2Conditions Precedent to the Initial Second Closing.
(a)Conditions Precedent to the Obligations of the Second Closing Investors
. The obligation of each Approving Second Closing Investor to purchase such Approving Second Closing Investor’s Second Closing Notes at the Initial Second Closing is subject to the satisfaction, unless waived in writing by such Approving Second Closing Investor, at or before the Initial Second Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Initial Second Closing Date with the same effect as though made on and as of the Initial Second Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. The Company and each Subsidiary Guarantor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the

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Initial Second Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.
(iii)Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Second Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.
(iv)No Suspensions of Trading in Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Initial Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the Second Closing Notes at the Initial Second Closing.
(v)Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Initial Second Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.
(vi)No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.
(vii)Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.
(viii)Legal Opinion. Company Counsel shall have delivered to the Approving Second Closing Investors a legal opinion of Company Counsel, addressed to the Approving Second Closing Investors, in form and substance reasonable satisfactory to the Approving Second Closing Investors.
(ix)Officer’s Certificate. The Company shall have delivered to the Approving Second Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.2(a)(i), 5.2(a)(ii), 5.2(a)(vii) and 5.2(a)(xi).
(x)Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the Approving Second Closing Investors a certificate executed by the secretary of the Company or such Subsidiary Guarantor, as applicable, dated as of the Initial Second Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Initial Second Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Initial Second Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the Initial Second Closing Date, and (v) the authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.

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(xi)Second Closing Trigger Event. The Second Closing Trigger Event shall have occurred.
(xii)Investor Label Approval Notice. Such Approving Second Closing Investor shall have delivered an Investor Label Approval Notice in accordance with Section 2.1(b).
(xiii)Second Commitment Fee.  The Company shall have paid the Second Commitment Fee to each of the First Closing Investors in accordance with Section 4.10(b).
(xiv)First Closing. The First Closing shall have previously occurred.
(xv)General. The Company and the Subsidiary Guarantors shall have delivered to such Approving Second Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Approving Second Closing Investor or its counsel may reasonably request.
(b)Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Second Closing Notes to an Approving Second Closing Investor at the Initial Second Closing is subject to the satisfaction or waiver by the Company, at or before the Initial Second Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of such Approving Second Closing Investor contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Initial Second Closing Date with the same effect as though made on and as of the Initial Second Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. Such Approving Second Closing Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Initial Second Closing.
5.3Conditions Precedent to the Delayed Second Closing.
(a)Conditions Precedent to the Obligations of the Second Closing Investors. The obligation of each Approving Second Closing Investor to purchase such Approving Second Closing Investor’s Second Closing Notes at the Delayed Second Closing is subject to the satisfaction, unless waived in writing by such Approving Second Closing Investor, at or before the Delayed Second Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Delayed Second Closing Date with the same effect as though made on and as of the Delayed Second Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).

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(ii)Performance. The Company and each Subsidiary Guarantor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Delayed Second Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.
(iii)Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Second Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.
(iv)No Suspensions of Trading in Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Delayed Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the Second Closing Notes at the Delayed Second Closing.
(v)Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Delayed Second Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.
(vi)No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.
(vii)Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.
(viii)Legal Opinion. Company Counsel shall have delivered to the Approving Second Closing Investors a legal opinion of Company Counsel, addressed to the Approving Second Closing Investors, in form and substance reasonable satisfactory to the Approving Second Closing Investors.
(ix)Officer’s Certificate. The Company shall have delivered to the Approving Second Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.3(a)(i), 5.3(a)(ii), 5.3(a)(vii) and 5.3(a)(xii).
(x)Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the Approving Second Closing Investors a certificate executed by the secretary of the Company or such Subsidiary Guarantor, as applicable, dated as of the Delayed Second Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Delayed Second Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Delayed Second Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the Delayed Second Closing Date, and (v) the

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authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.
(xi)Initial Second Closing. The Initial Second Closing shall have previously occurred.
(xii)Requisite Stockholder Approval. A Delayed Second Closing Event shall have occurred and the Requisite Stockholder Approval shall have been obtained.
(xiii)General. The Company and the Subsidiary Guarantors shall have delivered to such Approving Second Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Approving Second Closing Investor or its counsel may reasonably request.
(b)Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Second Closing Notes to an Approving Second Closing Investor at the Delayed Second Closing is subject to the satisfaction or waiver by the Company, at or before the Delayed Second Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of such Approving Second Closing Investor contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Delayed Second Closing Date with the same effect as though made on and as of the Delayed Second Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. Such Approving Second Closing Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Delayed Second Closing.
5.4Conditions Precedent to the Third Closing.
(a)Conditions Precedent to the Obligations of the Third Closing Investors. The obligation of each Exercising Third Closing Investor to purchase such Exercising Third Closing Investor’s Applicable Third Closing Notes at the Third Closing is subject to the satisfaction, unless waived in writing by such Exercising Third Closing Investor, at or before the Third Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Third Closing Date with the same effect as though made on and as of the Third Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. The Company and each Subsidiary shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Third Closing;

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provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.
(iii)Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Third Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.
(iv)No Suspensions of Trading in Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Third Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the Third Closing Notes at the Third Closing.
(v)Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Third Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.
(vi)No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.
(vii)Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.
(viii)Legal Opinion. Company Counsel shall have delivered to the Exercising Third Closing Investors a legal opinion of Company Counsel, addressed to the Exercising Third Closing Investors, in form and substance reasonable satisfactory to the Exercising Third Closing Investors.
(ix)Officer’s Certificate. The Company shall have delivered to the Exercising Third Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.4(a)(i), 5.4(a)(ii) and 5.4(a)(vii).
(x)Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the Exercising Third Closing Investors a certificate executed by the secretary of the Company or such Subsidiary Guarantor, as applicable, dated as of the Third Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Third Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Third Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the Third Closing Date, and (v) the authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.
(xi)Third Closing Election Notice. Such Exercising Third Closing Investor shall have delivered a Third Closing Election Notice to the Company in accordance with Section 2.1(c)

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pursuant to which such Exercising Third Closing Investor shall have elected to purchase such Exercising Third Closing Investor’s Applicable Third Closing Notes on the Third Closing Date.
(xii)General. The Company and the Subsidiary Guarantors shall have delivered to such Exercising Third Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Exercising Third Closing Investor or its counsel may reasonably request.
(b)Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Third Closing Notes to an Exercising Third Closing Investor at the Third Closing is subject to the satisfaction or waiver by the Company, at or before the Third Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of such Exercising Third Closing Investor contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Third Closing Date with the same effect as though made on and as of the Third Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. Such Exercising Third Closing Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Third Closing.
5.5Conditions Precedent to the Fourth Closing.
(a)Conditions Precedent to the Obligations of the Fourth Closing Investors. The obligation of each Exercising Fourth Closing Investor to purchase such Exercising Fourth Closing Investor’s Applicable Fourth Closing Notes at the Fourth Closing is subject to the satisfaction, unless waived in writing by such Exercising Fourth Closing Investor, at or before the Fourth Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of the Company and each Subsidiary contained herein and in each other Transaction Document shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Fourth Closing Date with the same effect as though made on and as of the Fourth Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. The Company and each Subsidiary shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Fourth Closing; provided, that, with respect to covenants, agreements and conditions that are qualified by materiality, the Company shall have performed such covenants, agreements and conditions, as so qualified, in all respects.

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(iii)Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Fourth Closing Notes (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.
(iv)No Suspensions of Trading in Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the SEC or any Trading Market at any time since the date of execution of this Agreement and, at any time prior to the Fourth Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity which, in each case, makes it impracticable to purchase the Fourth Closing Notes at the Fourth Closing.
(v)Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary Guarantor or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Fourth Closing Date, which action, suit or proceeding would, if determined adversely, have or reasonably be expected to result in, a Material Adverse Effect.
(vi)No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents.
(vii)Adverse Changes. Since the execution of this Agreement, no event or series of events shall have occurred that has had a Material Adverse Effect.
(viii)Legal Opinion. Company Counsel shall have delivered to the Exercising Fourth Closing Investors a legal opinion of Company Counsel, addressed to the Exercising Fourth Closing Investors, in form and substance reasonable satisfactory to the Exercising Fourth Closing Investors.
(ix)Officer’s Certificate. The Company shall have delivered to the Exercising Fourth Closing Investors a certificate executed by a duly authorized officer of the Company certifying the fulfillment of the conditions specified in Sections 5.5(a)(i), 5.5(a)(ii) and 5.5(a)(vii).
(x)Secretary’s Certificate. The Company and each of the Subsidiary Guarantors shall have delivered to the Exercising Fourth Closing Investors a certificate executed by the secretary of the Company or such Subsidiary Guarantor, as applicable, dated as of the Fourth Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated hereby, (ii) the certificate of incorporation of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Fourth Closing Date, (iii) the bylaws of the Company or such Subsidiary Guarantor, as applicable, as in effect on the Fourth Closing Date, (iv) the good standing of the Company or such Subsidiary Guarantor, as applicable, not more than five (5) days prior to the Fourth Closing Date, and (v) the authority and incumbency of the officers of the Company or such Subsidiary Guarantor, as applicable, executing the Transaction Documents.
(xi)Fourth Closing Election Notice. Such Exercising Fourth Closing Investor shall have delivered a Fourth Closing Election Notice to the Company in accordance with Section 2.1(d) pursuant to which such Exercising Fourth Closing Investor shall have elected to purchase such Exercising Fourth Closing Investor’s Applicable Fourth Closing Notes on the Fourth Closing Date.

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(xii)General. The Company and the Subsidiary Guarantors shall have delivered to such Exercising Fourth Closing Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Exercising Fourth Closing Investor or its counsel may reasonably request.
(b)Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Fourth Closing Notes to an Exercising Fourth Closing Investor at the Fourth Closing is subject to the satisfaction or waiver by the Company, at or before the Fourth Closing, of each of the following conditions:
(i)Representations and Warranties. The representations and warranties of such Exercising Fourth Closing Investor contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) as of the date when made and as of the Fourth Closing Date with the same effect as though made on and as of the Fourth Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date).
(ii)Performance. Such Exercising Fourth Closing Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Third Closing.
Article VI
INDEMNIFICATION
6.1Indemnification
.
(a)To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Collateral Agent and each Investor and each of their respective directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives of such controlling Persons (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened in writing (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any breach of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (ii) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iv) any violation or alleged violation by the Company of the Securities

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Act, the Exchange Act, any other law applicable to the Company, including, without limitation, any applicable state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”), or (v) any Proceeding instituted against such Indemnified Person in any capacity by any shareholder of the Company who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by the Transaction Documents (a “Shareholder Suit”). Subject to Section 6.1(c), the Company shall reimburse the Indemnified Persons for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation or Shareholder Suit which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of, or inclusion in, any Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to a particular Investor to the extent such Claim is based on a failure of such Investor to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including, without limitation, a corrected prospectus, if such prospectus or corrected prospectus was made available by the Company; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors.
(b)In connection with any Registration Statement, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1(a), the Company, each of its directors, officers, shareholders, members, partners, employees, agents, and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation or Shareholder Suit, in each case, to the extent, and only to the extent, that such Violation or Shareholder Suit occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of, or inclusion in, (x) a Registration Statement or any such amendment thereof or supplement thereto or (y) any final prospectus relating to any Registration Statement (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC); and, subject to Section 6.1(c) and the below provisos in this Section 6.1(b), such Investor will reimburse an Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6.1(b) and the agreement with respect to contribution contained in Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed, provided, further, that such Investor shall be liable under this Section 6.1(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors.
(c)Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6.1 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any

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indemnifying party under this Section 6.1, deliver to the applicable indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party); provided, further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6.1, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.
(d)No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.
(e)The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject pursuant to the law.

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6.2Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6.1 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6.1; (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to a Registration Statement. Notwithstanding the provisions of this Section 6.2, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6.1(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.
Article VII
COLLATERAL AGENT
7.1Appointment. Each of the Investors hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf, including execution of the other Transaction Documents, and to exercise such powers as are delegated to the Collateral Agent by the terms of the Transaction Documents, together with such actions and powers as are reasonably incidental thereto.
7.2Duties. The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Transaction Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default (as defined in the Notes) has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Transaction Documents that the Collateral Agent is required to exercise in writing as directed by the Required Holders (as defined in the Notes), and (c) except as expressly set forth in the Transaction Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the entity serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders (as defined in the Notes) or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Company or an Investor, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Transaction Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document, (iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in any Transaction Document. The entity serving as the Collateral Agent may generally engage in any kind of business with the Company or any Subsidiary of the Company or other Affiliate thereof as if it were not the Collateral Agent hereunder. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it

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orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
7.3Sub-Agents. The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their activities as Collateral Agent.
7.4Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Investors and the Company. Upon any such resignation, the Required Holders (as defined in the Notes) shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Holders (as defined in the Notes) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Investors, appoint a successor Collateral Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After the Collateral Agent’s resignation hereunder, the provisions of this Article VII shall continue in effect for the benefit of such retiring Collateral Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.
7.5Non-Reliance. Each Investor acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Investor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Investor and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or related agreement or any document furnished hereunder or thereunder.
Article VIII
MISCELLANEOUS
8.1Termination.

(a)This Agreement may be terminated by the Company or Investors having the right to acquire a majority of the First Closing Notes hereunder, by written notice to the other parties, if the First Closing has not been consummated by September 14, 2022.  In the case of any termination of this Agreement pursuant to this Section 8.1(a), this Agreement shall be of no further force and effect except for the provisions of this Article VIII which shall continue in full force and effect.

(b)In the event that this Agreement is terminated pursuant to Section 8.1(a) for any reason by any party, then the Company shall, as promptly as practicable following such termination (and in any event within two (2) Business Days), pay to the Collateral Agent (for the benefit of the Investors) an amount equal to $100,000 (the “Termination Fee”) by wire transfer of immediately available funds to an account designated by the Collateral Agent.  The Company acknowledges that the agreements contained in this Section 8.1(b) are an integral part of the transactions contemplated by this Agreement. In the event that

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the Company shall fail to pay the Termination Fee (or any portion thereof) when due pursuant to this Section 8.1, then, in addition to the Termination Fee, (x) the Company shall pay interest, compounded daily, on the Termination Fee from the second (2nd) Business Day following the termination of the Agreement, at the “Prime Rate” as published in the printed copy of the Wall Street Journal on any particular day as the same may be adjusted from time to time and (y) the Company shall reimburse the Collateral Agent and the Investors for all out-of-pocket costs and expenses actually incurred by the Collateral Agent and the Investors (including fees and expenses of counsel) in connection with enforcing the rights of the Collateral Agent and the Investors under this Section 8.1(b) (including with respect to any claims, actions or litigations in respect thereof).  The Company further acknowledges that (i) without the provision regarding the Termination Fee and the other provisions of this Section 8.1(b), the Collateral Agent and the Investors would not have entered into this Agreement, and (ii) that the Termination Fee (and any other amounts payable under this Section 8.1(b)), if paid pursuant to this Section 8.1(b), is not a penalty, but rather is liquidated damages in a reasonable amount that will appropriately compensate the Collateral Agent and the Investors for such termination of this Agreement.  Other than the right to sue and seek damages in respect of (x) any default, breach or violation by the Company of its obligations under Section 4.12 or Section 8.2 and (y) any willful default, breach or violation by the Company of its obligations under Section 4.11 (it being acknowledged that the rights of the Collateral Agent and Investors to sue and seek damages in respect of the matters referred to in the foregoing clauses (x) and (y) shall survive any termination of this Agreement), the right to receive payment of the Termination Fee and other amounts payable under this Section 8.1(b) shall be the sole remedy of the Collateral Agent and all Investors in the event of a termination of this Agreement pursuant to Section 8.1.

8.2Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the Company shall pay or otherwise reimburse the Collateral Agent and the Investors for all reasonable and documented fees and expenses incurred by or on behalf of the Collateral Agent and the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the matters contemplated herein and therein, including, without limitation, the reasonable and documented fees and expenses of counsel to the Collateral Agent and the Investors.
8.3Entire Agreement; Further Assurances. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
8.4Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and provided by email and by deposit with a nationally recognized courier service and shall be deemed given and effective on the earliest of (a) the Trading Date such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given, if such notice or communication is delivered at the address specified in this Section 8.4 prior to 6:30 p.m. (New York time) on a Trading Day, or (b) the next Trading Day after the date of delivery, if such notice or communication is delivered by such nationally recognized courier service to the party to whom such notice is required to be given at the address specified in this Section 8.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York time) on any Trading Day. The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by any such Person.

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8.5Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company, the Collateral Agent and the Investors holding or having the right to acquire a majority of the Note Shares (voting together as a single class) at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
8.6Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
8.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors; provided, however this Agreement shall be assigned to any corporation or association into which the Company may be merged or converted or with which it may be consolidated, or any corporation, association or other similar entity resulting from any merger, conversion or consolidation to which the Company shall be a party without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties to this Agreement except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities; provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of the name and address of such transferee or assignee, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, as applicable, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.
8.8No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
8.9Governing Law; Venue; Waiver of Jury Trial. This agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company and Investors hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute brought by the Company or any Investor hereunder, in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding brought by the Company or any Investor, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to

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serve process in any manner permitted by law.  The Company and Investors hereby waive all rights to a trial by jury.

8.10Survival. Unless this Agreement is terminated under Section 8.1(a), the representations and warranties, agreements and covenants contained herein shall survive indefinitely and shall not be merged in the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.
8.11Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.
8.12Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
8.13Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.
8.14Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Collateral Agent, the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
8.15Replacement of Securities. If any certificate or instrument evidencing any Securities, as applicable, is mutilated, lost, stolen or destroyed, then the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and

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substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities, as applicable, but without any requirement to post a bond (unless required by the Transfer Agent, in which case the cost of such bond shall be paid by the Company).
8.16Liquidated Damages. The Company’s obligations to pay (i) the Termination Fee and any other amounts payable under Section 8.1(b), and (ii) any partial liquidated damages or other amounts owing under the Transaction Documents is, in each case, a continuing obligation of the Company and shall not terminate until the entire Termination Fee (and any other amounts payable under Section 8.1(b)), unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such Termination Fee (and any other amounts payable under Section 8.1(b)), partial liquidated damages or other amounts are due and payable shall have been canceled.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY: FENNEC PHARMACEUTICALS INC.
By:
Name:Robert Andrade
Title:CFO
Address for Notice:

Fennec Pharmaceuticals Inc.

68 TW Alexander Drive

Research Triangle Park, NC 27709

Attn: Robert Andrade, CFO

Email: randrade@fennecpharma.com

With a copy to, which shall not constitute notice:

LaBarge Weinstein LLP

321 Water Street, Suite 501

Vancouver, BC V6B1B8

Attn: Randy Taylor

Email: rt@lwlaw.com

Signature Page to Securities Purchase Agreement

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COLLATERAL AGENT: Petrichor Opportunities Fund I LP
BY PETRICHOR OPPORTUNITIES FUND I GP LLC By:
Name: Tadd Wessel
Title:Managing Member
Address for Notice:

Petrichor Opportunities Fund I LP

885 Third Avenue, Suite 2403

New York, NY 10022

Attn: Michael Beecham

Email: mbeecham@petrichorcap.com

With a copy to, which shall not constitute notice:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attn: Todd E. Bowen

Email: bowent@gtlaw.com

Signature Page to Securities Purchase Agreement

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Investor Signature Page

IN WITNESS WHEREOF, by its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of that certain Securities Purchase Agreement, dated as of August 1, 2022 (the “Purchase Agreement”), by and among Fennec Pharmaceuticals Inc., a British Columbia corporation, the Investors (as defined therein), and the Collateral Agent (as defined therein), as to the principal amount of the Notes set forth across from such Investor’s name on the Schedule of Investors, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

NAME OF INVESTOR: Petrichor Opportunities Fund I LP
BY PETRICHOR OPPORTUNITIES FUND I GP LLC
By: __________________________________________
Name: Tadd Wessel
Title:Managing Member
Address for Notice:

Petrichor Opportunities Fund I LP

885 Third Avenue, Suite 2403

New York, NY 10022

Attn: Michael Beecham

Email: mbeecham@petrichorcap.com

With a copy to, which shall not constitute notice:

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, NY 10166

Attn: Todd E. Bowen

Email: bowent@gtlaw.com

Delivery Instructions (if different than above):

c/o:

Address:

Telephone No.:

Facsimile No. :

Other Special Instructions:

Signature Page to Securities Purchase Agreement

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ANNEX a

SCHEDULE OF INVESTORS

I.FIRST CLOSING INVESTORS

Name and Address of Investor	Principal Amount of First Closing Note	Aggregate First Closing Purchase Price	First Commitment Fee Warrants	Second Commitment Fee Warrants
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	$5,000,000	$5,000,000	55,498	55,498
TOTAL:	$5,000,000	$5,000,000	55,498	55,498

II.SECOND CLOSING INVESTORS

Name and Address of Investor	Principal Amount of Second Closing Note	Aggregate Second Closing Purchase Price
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	$20,000,000	$20,000,000
TOTAL:	$20,000,000	$20,000,000

III.THIRD CLOSING INVESTORS

Name and Address of Investor	Principal Amount of Third Closing Note	Aggregate Third Closing Purchase Price
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	$10,000,000	$10,000,000
TOTAL:	$10,000,000	$10,000,000

IV.FOURTH CLOSING INVESTORS

Name and Address of Investor	Principal Amount of Fourth Closing Note	Aggregate Fourth Closing Purchase Price
Petrichor Opportunities Fund I LP 885 Third Avenue Suite 2403 New York, NY 10022	$10,000,000	$10,000,000
TOTAL:	$10,000,000	$10,000,000

Annex A

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ANNEX B

“SELLING SHAREHOLDERS” / “PLAN OF DISTRIBUTION”

Plan of Distribution

Each Selling Shareholder (the “Selling Shareholders”) of the shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

In connection with the sale of the shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume.  The Selling Shareholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.  The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by

Annex B

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this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders may be deemed to be statutory underwriters under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

The selling shareholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M.

We agreed to keep this prospectus effective with respect to the common shares offered by a Selling Shareholder hereunder until the earlier of such Selling Shareholder’s sale of such shares pursuant to this prospectus or until such shares may be sold without restrictions or other limitations pursuant to Rule 144 (or any successor provision) under the Securities Act (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1).

We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the Selling Shareholders will sell any or all of the common shares registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of common shares by the selling shareholders.

We will pay all expenses incident to the filing of this registration statement, estimated to be $[●]. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus forms a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses.

Annex B

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EXHIBIT A-1

Form of First Closing Note

[Attached.]

Exhibit A-1

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EXHIBIT A-2

Form of Second Closing Note

[Attached.]

Exhibit A-2

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EXHIBIT A-3

Form of Third Closing Note

[Attached.]

Exhibit A-3

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EXHIBIT B

Form of Guaranty Agreement

[Attached.]

Exhibit B

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EXHIBIT C

Form of Security Agreement

[Attached.]

Exhibit C

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EXHIBIT D

Form of Board Observer Agreement

[Attached.]

Exhibit D

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EXHIBIT E-1

Form of First Commitment Fee Warrant

[Attached.]

Exhibit E-1

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EXHIBIT E-2

Form of Second Commitment Fee Warrant

[Attached.]

Exhibit E-2

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